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                                                                   EXHIBIT 23.2

                               ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statements (No. 333-32214 and No. 333-85553) on Form S-8, and the Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1998, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                                  AMH GROUP LTD.


                                                  /s/  Allan K. Ashton, P.Eng.
                                                  ----------------------------
                                                       President

March 28, 2000

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